Exhibit 19.2

ADDENDUM TO INSIDER TRADING POLICY

Additional Requirements and Responsibilities for Section 16 Reporting Persons

Revised by the Board of Directors

on September 13, 2023

Exhibit 19.2

Purpose:

This Addendum supplements Allison’s Insider Trading Policy and is designed to ensure compliance with Section 16 (“Section 16”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires timely reporting of transactions in Allison common stock by officers, directors and 10% security holders, and requires the disgorgement of profits on certain transactions executed within the same six-month period.

Section 16 Reporting Persons (as defined below) are subject to both the requirements of the Insider Trading Policy as well as to the additional procedures and requirements described below to help prevent inadvertent violations of federal securities laws, to avoid even the appearance of impermissible insider trading, and to facilitate their compliance with certain legal requirements not applicable to Allison personnel generally.

Key Provisions:

•
This Addendum requires pre-clearance of all transactions in Allison stock by the General Counsel or Deputy General Counsel to allow for proper reporting under Section 16. Requests for pre-clearance must be received by the General Counsel or Deputy General Counsel at least three (3) business days in advance of the proposed transaction.

•
This Addendum applies to members of the Board of Directors of Allison and those officers of Allison who have been designated by the Board of Directors as Section 16 officers (“Section 16 Reporting Persons,” “you,” or “your”), as well as to your immediate family members and other individuals living in your household, as Section 16 attributes your trading activity to those persons.

•
In addition to purchases and sales involving Allison stock, gifts, transfer to trusts and other changes in your ownership (e.g., from direct to indirect) must be reported.

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This Addendum provides that each Section 16 Reporting Person remains responsible for the timely and accurate filing of all reports under Section 16.

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In the event that you file a late report or do not file a required report under Section 16, you may be subject to enforcement actions by the Securities and Exchange Commission (the “SEC”) or required to pay substantial fines. Willful failures to file can be, and occasionally have been, prosecuted as a criminal violation of federal securities law.

•
Even if a transaction is properly reported, the transaction can give rise to liability under Section 16(b) if it can be “matched” against another transaction occurring within six (6) months, which would require you to disgorge the profits from such match to Allison.

•
This Addendum allows Allison to assist the Section 16 Reporting Persons in complying with Section 16 by allowing them to execute a power of attorney to allow the General Counsel, the Deputy General Counsel or certain other designated Allison officers to execute Section 16 reports on behalf of the Section 16 Reporting Persons.

Table of Contents

1.
Introduction4
1.1
Objectives4

Exhibit 19.2

1.2
Scope4
2.
General Information Regarding Section 164
2.1
Background4
2.2
Consequences of Failures to Report5
2.3
Filing Responsibilities and Required Forms5
2.4
Deferred Reporting for Certain Transactions6
3.
Pre-Clearance and Reporting Procedures6
3.1
Designated Filing Coordinators6
3.2
Advance Notification and Pre-Clearance of ALL Transactions Required7
3.3
Preparing and Reviewing Forms 3, 4, and 58
3.4
Power of Attorney9
3.5
Your Broker’s Obligations9
3.6
Electronic Filing of Reports with the SEC9
3.7
Website Posting of Reports9
3.8
Insider Trading Compliance9
3.9
A Note Regarding Rule 10b5-1 Trading Plans9
3.10
Puts, Calls and short sales10
3.11
The Ultimate Responsibility is Yours10

Attachment11

Exhibit A – Power of Attorney11

Exhibit 19.2

1.
Introduction
1.1
Objectives

Allison is committed to undertaking all of its business in compliance with all applicable securities laws.

This Addendum supplements Allison’s Insider Trading Policy and contains Allison’s policies and procedures to enable compliance by Section 16 Reporting Persons (as defined below) of Allison Transmission Holdings, Inc. (“Allison”) with the reporting requirements of Section 16(a) of the Exchange Act and the related rules of the SEC, and to prevent inadvertent liability of such persons under the “short-swing” trading rules of Section 16(b).

1.2
Scope

This Addendum applies to the following individuals (“Section 16 Reporting Persons,” “you” or “your”):

•
Members of the Board of Directors of Allison; and
•
Those officers of Allison who have been designated by the Board of Directors as Section 16 officers.

This Addendum also applies to the same extent to your immediate family members and other individuals living in your household, and to any other person or entity, including a trust, corporation, partnership or other association, whose transactions in Allison securities are directed by you or such family members or are subject to the influence or control of you or such family members.

You are responsible for informing all family members and such related parties of the requirements of this Addendum. This Addendum outlines your legal and ethical responsibilities with regard to Section 16 compliance.

Pre-Clearance Required: As discussed in detail below, Section 16 Reporting Persons are required to obtain pre-clearance by our General Counsel or Deputy General Counsel of all transactions in Allison equity securities, including options. Allison’s Section 16 filing coordinators will prepare and file the reports required for such transactions.

This Addendum is divided into two parts. Section 2 sets forth general information regarding the obligations and potential liabilities of reporting persons under Section 16. Section 3 sets forth the procedures that must be observed by Section 16 Reporting Persons in advance of any transactions such persons may make in Allison equity securities.

2.
General Information Regarding Section 16
2.1
Background

Section 16(a) of the Exchange Act and the related rules of the SEC require you, as a Section 16 Reporting Person or holder of 10% or more of Allison stock, to report all transactions involving Allison stock (including options, warrants, and other “derivative securities”) to the SEC. Most transactions must be reported within two business days. The requirement extends to transactions by certain of your family members sharing your household, and transactions in which you have an indirect interest (such as transactions by trusts, corporations, or partnerships in which you have or share control).

Section 16(b) imposes liability on Section 16 Reporting Persons when such transactions occur within six months of each other. Under Section 16(b), any combination of a purchase and sale, or a sale and purchase, by a Section 16 Reporting Person within a six-month period requires Allison to recover the resulting profit. It makes no difference how long you have held the shares being sold. Transactions that occur for up to six months after you cease to be an officer or director may also give rise to liability. Moreover,

Exhibit 19.2

under the profit calculation rules, your highest-priced sale will be matched with the lowest-priced purchase, regardless of the order in which the transactions occurred or whether there is any overall profit.

Under SEC rules, certain transactions, including gifts, approved option grants and other transactions under employee benefit plans, are considered “exempt transactions” under Section 16(b) and do not give rise to profit recovery. In most cases, these exempt transactions are still required to be reported to the SEC.

2.2
Consequences of Failures to Report

The SEC rules require companies to list in their annual proxy statement the names of any Section 16 Reporting Person who, during the preceding fiscal year, failed to file on a timely basis any of the required reports. The consequences of filing a late report or not filing a required report can be significant:

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You and Allison may be the subject of adverse publicity as a result of disclosures in the proxy statement and annual report on Form 10-K.
•
You may be subject to SEC enforcement actions, such as a “cease and desist” order or injunction against further wrongdoing.
•
You may be required to pay substantial fines for each filing violation.
•
Willful failures to file can be, and occasionally have been, prosecuted as a criminal violation of the federal securities laws (possible criminal penalties can include SEC fines up to $5,000 per day for each filing violation and/or imprisonment).

Section 16 Reporting Persons should note that even if a transaction is properly reported, the transaction can give rise to liability under Section 16(b) if it can be “matched” against another transaction occurring within six months. As explained above, you are required to disgorge the profit from such a match to Allison, and if you do not immediately do so, you can expect to receive a demand letter or civil complaint from one or more plaintiffs’ lawyers who specialize in Section 16 actions.

2.3
Filing Responsibilities and Required Forms

Under Section 16, you are personally liable for the failure to file required reports on a timely basis. To assist our Section 16 Reporting Persons in meeting required filing deadlines, Allison will prepare and file required Section 16 reports for all approved transactions, unless you have indicated that you prefer to prepare and file your own reports. You are requested to sign a power of attorney that will give Allison’s General Counsel and other designated officers of Allison the authority to prepare and file on your behalf the following required forms:

•
Form 3, which must be filed when you first become subject to Section 16. The Form 3 requires you to list all holdings of Allison stock, options or other “derivative securities.” The Form 3 must be received by the SEC within 10 calendar days after you become a Section 16 Reporting Person or 10% holder.
•
Form 4, which must be filed whenever you execute a transaction in Allison stock. In certain circumstances, changes in the nature of your ownership (e.g., from direct to indirect) must be reported on Form 4. Stock option grants and exercises, the grant and vesting of other equity-based compensation and gifts of Allison stock also must be reported on Form 4. Any Form 4 must be received by the SEC no later than the second business day after a change in beneficial ownership.
•
Form 5, which, under certain circumstances, must be filed each year within 45 days after the end of Allison’s fiscal year to report certain exempt transactions and to report any transactions which should have been reported during the fiscal year on a Form 3 or Form 4 but were not. For a discussion of the types of exempt transactions eligible for deferred reporting on Form 5, see the discussion below under “Deferred Reporting for Certain Transactions.”

Exhibit 19.2

Section 16 Reporting Persons will be required to provide Allison with a written representation at each fiscal year-end stating:

•
that they have pre-cleared all transactions during the fiscal year as required by this Addendum; and
•
if applicable, that no Form 5 is due because all holdings and transactions previously have been reported on Form 3 or Form 4.
2.4
Deferred Reporting for Certain Transactions

Deferred reporting on Form 5 is available for some transactions exempt from Section 16(b) liability, such as inheritances. In addition, the SEC rules allow for a deferral (for up to three days) of certain specified types of transactions under Rule 10b5-1 trading plans and under multi-fund employee benefit plans where the insider does not control the timing of transaction execution. However, although certain transactions are exempt from Section 16(b) liability, they may not be eligible for deferred reporting. For example, even though transactions between Section 16 Reporting Persons and Allison are exempt from Section 16(b) liability, stock option grants and exercises and the grant and vesting of other equity-based compensation are required to be reported on Form 4 within two days of the transaction.

Certain transactions, such as transfers pursuant to domestic relations orders, stock splits, and routine acquisitions under tax-qualified employee benefit plans, are exempt from Section 16 reporting altogether.

Allison requires its Section 16 Reporting Persons to report all transactions in Allison stock, options, restricted stock units, performance units and other derivative securities, including requisite exempt Section 16(b) transactions, on Form 4 within the two-day filing deadline. Allison allows deferred reporting or non-reporting of certain exempt transactions to the extent permitted by the SEC rules.

3.
Pre-Clearance and Reporting Procedures
3.1
Designated Filing Coordinators

Allison has designated each of the General Counsel and the Deputy General Counsel as a Section 16 filing coordinator to assist Section 16 Reporting Persons in obtaining required pre-clearance of all transactions (including the entrance into Rule 10b5-1 trading plans) and to prepare all Form 3, 4 and 5 filings. The General Counsel and Deputy General Counsel may delegate all or a portion of this responsibility to others as needed. In the event the General Counsel and Deputy General Counsel are absent from the office, the Chief Compliance Officer will serve as the back-up filing coordinator.

3.2
Advance Notification and Pre-Clearance of ALL Transactions Required

All transactions in Allison stock, options or other “derivative securities” by Section 16 Reporting Persons, or their family members sharing the same household, must be pre-cleared by Allison’s General Counsel or Deputy General Counsel with at least three (3) business days prior written notice. These pre-clearance and notice requirements apply to any change in beneficial ownership of Allison equity securities, including purchases, sales, stock option exercises, transfers, gifts and changes in the form of ownership, and transactions in which you have any indirect interest. It also includes your entrance into Rule 10b5-1 trading plans (as set forth below in Section 3.9). No transaction which in any way affects your ownership of Allison securities is exempt from these requirements.

You must make arrangements with your family members and fiduciaries, such as trustees of family trusts, to collect all of the information necessary to provide notification to Allison in advance of any transaction in compliance with the pre-clearance requirement.

Procedure for Obtaining Pre-Clearance

Exhibit 19.2

If you or a family member wishes to effect a transaction or enter into a Rule 10b5-1 trading plan, you must contact the Section 16 filing coordinators in advance of doing so. Allison requires you to give notice of any proposed transaction at least three (3) business days prior to the proposed transaction date. Notice is satisfied when a written pre-clearance request is submitted to the General Counsel and Deputy General Counsel.

Please recognize that, in accordance with our pre-clearance policy, the General Counsel and Deputy General Counsel have the discretion to disapprove or to delay your proposed transaction, so there is no guarantee that you will be able to effect the transaction within the desired time frame.

To obtain pre-clearance, you will need to certify the following by email to the General Counsel and Deputy General Counsel:

•
I certify that I am not in possession of any material non-public information.
•
In connection with my proposed trade, I certify that, in making this request, I am complying with the applicable provisions of Allison’s Insider Trading Policy.
•
If applicable, I certify that following the transaction(s), I will be in compliance with the stock ownership requirements as set forth in Allison’s Executive Employee Stock Ownership Guidelines.

•
I understand that clearance for the transaction(s), if granted, will only be valid until the trading window closes.
•
If I become aware of any material non-public information prior to the trade occurring, I will not execute the trade.
•
Additional certifications if entering into a Rule 10b5-1 trading plan:
o
I certify that I am entering the Rule 10b5-1 trading plan in good faith and not to evade trading rules and will act in good faith during the course of this plan.

o
I certify that my plan complies with the stock ownership requirements as set forth in Allison’s Executive Employee Stock Ownership Guidelines.

The General Counsel or Deputy General Counsel may grant approval for your proposed transaction in his or her discretion, based on:

•
whether you may have possession of material non-public information;
•
whether the trading “window” period is in effect;
•
whether the transaction could result in liability to you under the short-swing rules of Section 16(b);
•
whether Allison’s Section 16 filing coordinators have been given sufficient advance notice to allow preparation and review of a Form 4;
•
whether the transaction complies with Rule 144 and other legal requirements;
•
whether the transaction could result in adverse publicity or have a material adverse impact on trading in Allison’s stock;
•
whether you are in compliance with Allison’s Executive Employee Stock Ownership Guidelines; or

Exhibit 19.2

•
other relevant considerations.

Please be aware that, if the General Counsel or Deputy General Counsel determines to withhold clearance of your proposed transaction, the General Counsel or Deputy General Counsel cannot be “overruled” by you or any other member of management. In the event of a disagreement regarding a proposed transaction, the General Counsel and/or Deputy General Counsel is required to report the proposed transaction to the Audit Committee of the Board of Directors should you wish to obtain final resolution of your pre-clearance request. The General Counsel, the Deputy General Counsel and the Audit Committee may obtain the advice of outside legal counsel with respect to your request. You may not in any event engage in the proposed transaction until your request has been finally resolved to the satisfaction of the General Counsel, the Deputy General Counsel or, if applicable, the Audit Committee.

3.3
Preparing and Reviewing Forms 3, 4, and 5

The Section 16 filing coordinators will prepare the Form 3 for an individual who becomes a Section 16 Reporting Person. In addition, the Section 16 filing coordinators will prepare the Form 4 whenever there is an acquisition or disposition of shares, options or other derivative securities (including option grants and exercises and the grant and vesting of restricted stock units and performance units) that would require a filing unless you have indicated that you prefer to prepare and file your own Form 4s.

For Section 16 Reporting Persons, the Section 16 filing coordinators will prepare a draft filing based upon the information provided by the Section 16 Reporting Person, and return it for the individual’s review.

In each case, the Section 16 filing coordinators will require each Section 16 Reporting Person’s input whenever there is any acquisition or disposition of shares, as well as his or her assistance in completing the required forms. Due to the requirement to file a Form 4 within two business days of a change in beneficial ownership, it is essential that you respond promptly to the Section 16 filing coordinators and provide all information necessary for SEC reporting if you wish to obtain approval of and to proceed with any proposed transaction.

In addition, you or your broker must report the execution quantity and price of any transaction to the Section 16 filing coordinators promptly on the day of execution in order to permit completion of the Form 4.

3.4
Power of Attorney

To permit Form 4s to be filed on a timely basis, Section 16 Reporting Persons are requested to sign and return to the Section 16 filing coordinators the power of attorney attached as Exhibit A. The power of attorney gives Allison the authority to execute and file on your behalf Section 16 reports for all of your transactions.

3.5
Your Broker’s Obligations

Section 16 Reporting Persons are required to instruct their broker who handles trades in Allison stock to:

•
verify with Allison’s Section 16 filing coordinators that the proposed trade was pre-cleared by Allison in advance of entering any trading order for Allison stock;
•
confirm that the brokerage firm’s Rule 144 and other compliance procedures have been followed in connection with all trades; and
•
report to Allison’s Section 16 filing coordinators the quantity and price of any trade promptly on the day of execution.

Exhibit 19.2

3.6
Electronic Filing of Reports with the SEC

All Section 16 filings and all filings of Form 144s are required to be made electronically.

3.7
Website Posting of Reports

In accordance with SEC rules, Allison’s external website provides a direct hyperlink, accessible by the public generally, to all Section 16 reports filed by our Section 16 Reporting Persons and 10% holders.

3.8
Insider Trading Compliance

Before you make any purchase or sale of Allison securities, you must review and comply with the Insider Trading Policy. Allison policy and federal securities law prohibit trading in Allison stock when you may be in possession of material information about Allison that has not been publicly disclosed. This also applies to members of your household as well as all others whose transactions may be attributable to you.

3.9
A Note Regarding Rule 10b5-1 Trading Plans

Any Section 16 Reporting Person who proposes to enter into a trading plan under Rule 10b5-1 under the Exchange Act must obtain pre-clearance of the plan in accordance with this Addendum. You may enter into a Rule 10b5-1 trading plan only if you are in compliance with the requirements set forth under Section 5, “Exceptions for Approved Rule 10b5-1 Plans” in the Insider Trading Policy and only when an open “trading window” applies under the Insider Trading Policy. Although transactions effected under a Rule 10b5-1 trading plan will not require further pre-clearance at the time of the trade, the transactions (including quantity and execution price) must be reported to the Section 16 filing coordinators promptly on the day of each trade to permit the Section 16 filing coordinators to prepare and file a required Form 4. Your broker who implements the Rule 10b5-1 trading plan must be instructed to provide such notice to the Section 16 filing coordinators.

3.10
Puts, Calls and Short Sales

Section 16 Reporting Persons and all other officers and directors are prohibited by the Insider Trading Policy and Section 16(c) from engaging in short sales of Allison equity securities and from trading in put and call options with respect to Allison stock.

3.11
The Ultimate Responsibility is Yours

While Allison is offering its assistance to its Section 16 Reporting Persons to help them comply with the Section 16 rules, you should recognize that it remains your obligation to see that your filings are accurate and made on time, and that you have no Section 16(b) or Rule 10b-5 insider trading liability. Allison cannot assume any legal responsibility in this regard. Under the law, if a filing is missed, you are personally responsible, notwithstanding that Allison has undertaken to prepare a required Form 3, 4 or 5 under this Addendum. Please do not hesitate to call our General Counsel or the Section 16 filing coordinators if you have any questions about the requirements set forth in this Addendum, about any proposed transaction or about your Section 16 reporting requirements generally or in regard to any particular transaction.

Exhibit A

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of _________________ and _________________, or either of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Allison Transmission Holdings, Inc. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys‑in‑fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys‑in‑fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this ____ day of _____________, 20___.

Exhibit A

Signature

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